UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2010
IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26601 W. Agoura Road, Calabasas, California	91302

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events	1
Item 9.01 Financial Statements and Exhibits	1
EX-99.1

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Item 8.01 Other Events
     On December 1, 2010, Ixia, a California corporation (the “Company”), issued a press release announcing that it had priced $175 million aggregate principal amount of its 3.00% Convertible Senior Notes due 2015 (the “Notes”). The aggregate principal amount of the Notes was increased from $125 million to $175 million from the previously announced offering. The Company also announced in the press release that the Company has granted to the initial purchasers of the Notes a 30-day over-allotment option to purchase an additional $25 million aggregate principal amount of the Notes, and that the Company expects to close the sale of the Notes on or about December 7, 2010, subject to the satisfaction of customary closing conditions. The Notes are being offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, potential future acquisitions and strategic transactions. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     The following Exhibit 99.1 is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated December 1, 2010 of the Company

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia
Dated: December 2, 2010	By:	/s/ Atul Bhatnagar
Atul Bhatnagar
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 1, 2010 of the Company

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